CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Registration Statement No. 333-180166 on Form S-1 of our report dated June 30, 2012, on the Balance Sheet of MA Capital Management, LLC, as of June 30, 2012 appearing in the Prospectus and Disclosure Document, which is part of this Registration Statement. I also consent to the reference to me under the heading “Experts” in such Prospectus and Disclosure Document.

/s/ Mark Escoffery, P.A.
Palm Beach Gardens, Florida
July 30, 2012